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                                                                   Exhibit 11.01

                          PREMISYS COMMUNICATIONS, INC.
                COMPUTATION OF NET INCOME PER SHARE - (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 Three Months Ended December 31,
                                                 -------------------------------
                                                          1995             1996
                                                          ----             ----

Weighted average shares outstanding:
  Common Stock                                            23,777         24,616
  Common stock equivalents related to options using
    the treasury stock method                              2,616          2,105
                                                        --------       --------
  Weighted-average common shares and equivalents          26,393         26,721
                                                        --------       --------
                                                        --------       --------
  Net income                                             $ 3,871        $ 6,098
                                                        --------       --------
                                                        --------       --------
  Net income per share                                   $  0.15        $  0.23
                                                        --------       --------
                                                        --------       --------

                                                  Six Months Ended December 31,
                                                  ----------------------------
                                                          1995             1995
                                                          ----             ----

Weighted average shares outstanding:
  Common Stock                                            23,619         24,524
  Common stock equivalents related to options using
    the treasury stock method                              2,723          2,076
                                                        --------       --------
  Weighted-average common shares and equivalents          26,342         26,600
                                                        --------       --------
                                                        --------       --------
  Net income                                             $ 7,177        $11,821
                                                        --------       --------
                                                        --------       --------
  Net income per share                                   $  0.27        $  0.44
                                                        --------       --------
                                                        --------       --------


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